UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): April 19, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 20, 2011, Boston Scientific Corporation issued a press release announcing financial results for the first quarter ended March 31, 2011. A copy of the release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 2.06.    MATERIAL IMPAIRMENTS

On April 19, 2011, we concluded that we were required to record a goodwill impairment charge related to our U.S. Cardiac Rhythm Management (CRM) reporting unit in our results of operations for the first quarter ended March 31, 2011. Based on market information that became available to us during the quarter, we concluded that there was a reduction in the estimated size of the U.S. CRM market, which led to lower projected U.S. CRM results compared to prior forecasts and created an indication of potential impairment of our goodwill balance. Consequently, we performed an interim impairment test of our goodwill associated with the U.S. CRM reporting unit and recorded a $723 million estimated write-down of goodwill. The amount of the goodwill impairment charge is subject to finalization and is estimated to range between $650 million and $800 million. This non-cash impairment charge will not affect the debt covenants under our existing term loan and revolving credit facility agreements.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated April 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Timothy A. Pratt
Timothy A. Pratt
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated April 20, 2011.